NVR, Inc. Announces Fourth Quarter And Full Year Results

RESTON, Va., Jan. 26, 2015 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its fourth quarter ended December 31, 2014 of $99,451,000, or $23.24 per diluted share. Net income and diluted earnings per share for its fourth quarter ended December 31, 2014 increased 2% and 10%, respectively, when compared to the 2013 fourth quarter. Consolidated revenues for the fourth quarter of 2014 totaled $1,328,038,000, a 7% increase from $1,242,152,000 for the comparable 2013 quarter.

For the year ended December 31, 2014, consolidated revenues were $4,444,568,000, 6% higher than the $4,211,267,000 reported for the year ended December 31, 2013. Net income for the year ended December 31, 2014 was $281,630,000, an increase of 6% when compared to the year ended December 31, 2013. Diluted earnings per share for the year ended December 31, 2014 was $63.50, an increase of 16% from $54.81 per diluted share in 2013.

Homebuilding

New orders in the fourth quarter of 2014 increased 3% to 2,713 units when compared to 2,631 units in the fourth quarter of 2013. The cancellation rate in the fourth quarter of 2014 was 18% compared to 14% in the fourth quarter of 2013 and 16% in the third quarter of 2014. Settlements in the fourth quarter of 2014 increased 4% to 3,469 units when compared to the same period in 2013. The Company's backlog of homes sold but not settled as of December 31, 2014 increased on a unit basis by 11% to 5,475 units, and increased on a dollar basis by 14% to $2,105,635,000 when compared to December 31, 2013.

Homebuilding revenues for the three months ended December 31, 2014 totaled $1,306,632,000, 7% higher than the year earlier period. Gross profit margin in the fourth quarter of 2014 was 18.1% compared to 18.2% in the fourth quarter of 2013. Gross profit margin in the fourth quarter of 2013 was negatively impacted by a previously disclosed service related accrual of $15,964,000 which reduced gross profit margin by 130 basis points of revenue. Income before tax from the homebuilding segment totaled $140,079,000 in the 2014 fourth quarter, a decrease of 3% when compared to the fourth quarter of 2013.

New orders for the 2014 fiscal year increased 5% to 12,389 units, when compared to 11,800 units in fiscal year 2013. Home settlements were flat on a unit basis year over year, with 11,859 units settled in 2014 compared to 11,834 units settled in 2013. Homebuilding revenues for 2014 totaled $4,375,059,000, 6% higher than 2013. Income before tax for the homebuilding segment for the 2014 fiscal year was $427,884,000, a 13% increase when compared to 2013. Income before tax for 2013 was negatively impacted by two previously disclosed service related accruals totaling approximately $31,600,000.

Mortgage Banking

Mortgage closed loan production of $881,930,000 for the three months ended December 31, 2014 was 22% higher than the same period last year. Operating income for the mortgage banking operations for the fourth quarter of 2014 increased 42% to $11,145,000, when compared to $7,844,000 reported for the same period of 2013.

Mortgage closed loan production for the 2014 fiscal year increased 12% to $2,833,612,000. Income before tax from the mortgage banking segment for 2014 decreased 35% to $25,662,000 from $39,326,000 in 2013.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Fox Ridge Homes and Heartland Homes trade names, and operates in twenty-seven metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com and www.heartlandluxuryhomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Homebuilding:
Revenues	$ 1,306,632	$ 1,223,808	$ 4,375,059	$ 4,134,481
Other income	499	808	2,853	3,962
Cost of sales	(1,070,601)	(1,001,415)	(3,568,586)	(3,424,204)
Selling, general and administrative	(90,755)	(73,599)	(358,851)	(313,029)
Operating income	145,775	149,602	450,475	401,210
Interest expense	(5,696)	(5,626)	(22,591)	(21,840)
Homebuilding income	140,079	143,976	427,884	379,370

Mortgage Banking:
Mortgage banking fees	21,406	18,344	69,509	76,786
Interest income	1,558	1,585	4,940	4,983
Other income	285	187	778	696
General and administrative	(11,952)	(12,135)	(49,016)	(42,594)
Interest expense	(152)	(137)	(549)	(545)
Mortgage banking income	11,145	7,844	25,662	39,326

Income before taxes	151,224	151,820	453,546	418,696

Income tax expense	(51,773)	(54,009)	(171,916)	(152,219)

Net income	$ 99,451	$ 97,811	$ 281,630	$ 266,477

Basic earnings per share	$ 24.22	$ 21.74	$ 65.83	$ 56.25

Diluted earnings per share	$ 23.24	$ 21.15	$ 63.50	$ 54.81

Basic weighted average shares outstanding	4,106	4,500	4,278	4,737

Diluted weighted average shares outstanding	4,279	4,626	4,435	4,862

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2014	December 31, 2013
ASSETS	(Unaudited)

Homebuilding:
Cash and cash equivalents	$ 514,780	$ 844,274
Receivables	10,021	9,529
Inventory:
Lots and housing units, covered under
sales agreements with customers	690,955	568,831
Unsold lots and housing units	131,938	117,467
Land under development	33,689	41,328
Building materials and other	12,904	10,939
	869,486	738,565

Assets related to consolidated variable interest entity	3,590	7,268
Contract land deposits, net	294,676	236,885
Property, plant and equipment, net	46,242	32,599
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Goodwill and finite-lived intangible assets, net	5,364	6,747
Other assets	302,280	307,933
	2,088,019	2,225,380

Mortgage Banking:
Cash and cash equivalents	30,158	21,311
Mortgage loans held for sale, net	205,664	210,641
Property and equipment, net	6,189	4,699
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	13,958	16,770
	263,316	260,768

Total assets	$ 2,351,335	$ 2,486,148

LIABILITIES AND SHAREHOLDERS' EQUITY

Homebuilding:
Accounts payable	$ 204,622	$ 181,687
Accrued expenses and other liabilities	289,058	316,227
Liabilities related to consolidated variable interest entity	1,618	1,646
Non-recourse debt related to consolidated variable
interest entity	64	3,365
Customer deposits	106,755	101,022
Senior notes	599,166	599,075
	1,201,283	1,203,022

Mortgage Banking:
Accounts payable and other liabilities	25,797	21,774
	25,797	21,774

Total liabilities	1,227,080	1,224,796

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,555,330 shares issued as of
both December 31, 2014 and December 31, 2013	206	206
Additional paid-in-capital	1,325,495	1,212,050
Deferred compensation trust – 108,614 and
109,256 shares of NVR, Inc. common stock as of
December 31, 2014 and December 31, 2013, respectively	(17,333)	(17,741)
Deferred compensation liability	17,333	17,741
Retained earnings	4,887,187	4,605,557
Less treasury stock at cost – 16,506,229 and
16,121,605 shares as of December 31, 2014
and December 31, 2013, respectively	(5,088,633)	(4,556,461)
Total shareholders' equity	1,124,255	1,261,352
Total liabilities and shareholders' equity	$ 2,351,335	$ 2,486,148

NVR, Inc.
Operating Activity
(dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,435	1,445	6,365	6,056
North East (2)	286	243	1,182	1,075
Mid East (3)	594	578	2,963	2,903
South East (4)	398	365	1,879	1,766
Total	2,713	2,631	12,389	11,800

Average new order price	$ 385.9	$ 375.7	$ 373.7	$ 360.4

Settlements (units)
Mid Atlantic (1)	1,808	1,698	6,129	6,029
North East (2)	309	299	1,089	1,013
Mid East (3)	833	818	2,845	3,023
South East (4)	519	527	1,796	1,769
Total	3,469	3,342	11,859	11,834

Average settlement price	$ 375.5	$ 365.3	$ 368.5	$ 349.1

Backlog (units)
Mid Atlantic (1)			2,946	2,710
North East (2)			588	495
Mid East (3)			1,150	1,032
South East (4)			791	708
Total			5,475	4,945

Average backlog price			$ 384.6	$ 373.2

Community count (average)	483	462	488	451
Lots controlled at end of period			68,700	64,600

Mortgage banking data:
Loan closings	$ 881,930	$ 721,926	$ 2,833,612	$ 2,538,072
Capture rate	87%	78%	84%	81%

Common stock information:
Shares outstanding at end of period			4,049,101	4,433,725
Number of shares repurchased	135,921	126,605	507,648	581,387
Aggregate cost of shares repurchased	$ 158,108	$ 118,682	$ 567,544	$ 554,491

(1) Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2) New Jersey and eastern Pennsylvania
(3) New York, Ohio, western Pennsylvania, Indiana and Illinois
(4) North Carolina, South Carolina, Tennessee and Florida

CONTACT: Curt McKay, Office: (703) 956-4058